UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 7, 2020

METROPOLITAN BANK HOLDING CORP.
(Exact name of the registrant as specified in its charter)

New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 659-0600
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2020, Metropolitan Bank Holding Corp. (the “Company”) and Metropolitan Commercial Bank (the “Bank”), a wholly owned subsidiary of the Company, entered into an amended and restated employment agreement (the “Restated Agreement”) with Mark DeFazio, President and Chief Executive Officer of the Company and the Bank (the “Executive”),  which supersedes and replaces the prior employment agreement (the “Prior Agreement”) by and among the Company, the Bank and the Executive dated as of July 27, 2016.  The Prior Agreement included a provision pursuant to which certain payments payable in the event of a change in control were required to be reduced to avoid the excise tax imposed by Internal Revenue Code Section 280G.  Under the Restated Agreement, this provision is eliminated, and the Company will indemnify the Executive for any taxes imposed by Section 280G.  All other terms of the Restated Agreement are materially the same.

The foregoing description of the Restated Agreement is not complete and is qualified in its entirety to reference the Restated Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit Description
Exhibit 10.1	Amended and Restated Employment Agreement between Metropolitan Bank Holding Corp., Metropolitan Commercial Bank and Mark DeFazio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: January 8, 2020
By: /s/ Anthony Fabiano Anthony Fabiano
Executive Vice President and Chief Financial Officer